                            News

For Immediate Release

CNO Financial Group Reports Third Quarter 2025 Results
Continued strong production and solid earnings; Increasing 2027 ROE target by 50 basis points

Carmel, Ind., November 3, 2025 - CNO Financial Group, Inc. (NYSE: CNO) today reported net income of $23.1 million, or $0.24 per diluted share, in 3Q25 compared to $9.3 million or $0.09 per diluted share, in 3Q24. Non-economic accounting impacts due to market volatility decreased net income in both 3Q25 and 3Q24. Net operating income,(1) which excludes these non-economic accounting impacts as well as other non-operating items, principally a goodwill and intangible impairment, was $127.2 million, or $1.29 per diluted share, in 3Q25 compared to $119.2 million, or $1.11 per diluted share, in 3Q24.

Significant items(6) positively impacted both net income and net operating income(1) by $32.2 million, or $0.33 per diluted share, in 3Q25 compared to $21.9 million, or $0.19 per diluted share, in 3Q24.

“Results in the quarter demonstrate the strength of the CNO business model,” said Gary C. Bhojwani, chief executive officer. “Continued sales growth and expanding underwriting margins underscore our momentum. We’re generating consistent, repeatable results across both our Consumer and Worksite Divisions, with record Direct-to-Consumer and Worksite insurance sales in the third quarter.”

“We continue to advance our strategic roadmap, highlighted by executing our second reinsurance transaction with our Bermuda affiliate. In October, we also made the decision to streamline our Worksite Division operations by exiting the fee services side of this business. This step enables us to sharpen our focus on our high-growth insurance offerings. We expect these actions will accelerate ROE improvement through 2027. CNO enters the fourth quarter with considerable momentum and a strong financial position.”

Third Quarter 2025 Highlights (as compared to the corresponding period in the prior year unless otherwise stated)
•Total new annualized premiums ("NAP")(4) up 26%; Total Life NAP up 32%; Total Health NAP up 20%
•Consumer Division NAP up 27%; Worksite Division NAP up 20%
•Annuity account value up 8%; Client assets in brokerage and advisory up 28%
•Increasing run rate operating return on equity ("ROE") target by 50 basis points for 200 basis points of total improvement through 2027 (off 2024 run rate of 10%)
•Returned $76.4 million to shareholders
•Book value per share was $27.24; Book value per diluted share, excluding accumulated other comprehensive loss,(2) was $38.10, up 6%
•ROE of 12.5%; Operating ROE(5) of 12.1%

Other Announcements
•The company recognized third quarter non-cash goodwill and other asset impairments in non-operating income that relate to the acquisitions of Web Benefits Design and DirectPath in 2019 and 2021, respectively.
•CNO's wholly-owned Bermuda reinsurance company executed its second transaction, reinsuring $1.8 billion of inforce supplemental health statutory reserves from Washington National Insurance Company ("Washington National"), a CNO subsidiary, effective October 1, 2025. Additionally, 50% of new supplemental health business written by Washington National will be ceded to the Bermuda company as part of the agreement.
•In October 2025, the company decided to streamline its Worksite Division operations and sharpen its focus on the Division's core insurance business by exiting the fee services side of the Worksite business, which includes services acquired in the Web Benefits Design and DirectPath acquisitions. The exit is expected to be substantially complete in the first half of 2026. Once complete, the company expects the exit from this business to reduce annual fee revenue by roughly $30 million (<1% of total revenue) and increase annual pre-tax income by roughly $20 million.

FINANCIAL SUMMARY
Quarter End
(Amounts in millions, except per share data)
(Unaudited)

Net operating income, a non-GAAP(a) financial measure, is used consistently by CNO’s management to evaluate the operating performance of the Company and is a measure commonly used in the life insurance industry. It differs from net income primarily because it excludes certain non-operating items as defined in note (1). Management believes an analysis of net operating income is important in understanding the profitability and operating trends of the Company’s business. Net income is the most directly comparable GAAP measure.

	Per diluted share
	Quarter ended			Quarter ended
	September 30,			September 30,
	2025	2024	% change	2025	2024	% change

Income from insurance products (b)	1.52	$1.21	26	$149.5	$129.2	16
Fee income	(0.04)	(0.03)	33	(3.9)	(2.7)	44
Investment income not allocated to product lines (c)	0.40	0.42	(5)	39.5	45.5	(13)
Expenses not allocated to product lines	(0.23)	(0.17)	35	(22.3)	(18.5)	21
Operating earnings before taxes	1.65	1.43		162.8	153.5
Income tax expense on operating income	(0.36)	(0.32)	13	(35.6)	(34.3)	4
Net operating income (1)	1.29	1.11	16	127.2	119.2	7
Net realized investment losses from disposals, impairments and change in allowance for credit losses	(0.09)	(0.10)		(8.8)	(11.1)
Net change in market value of investments recognized in earnings	0.06	0.11		5.8	12.3
Changes in fair value of embedded derivative liabilities and market risk benefits	(0.18)	(1.19)		(18.1)	(127.1)
Expenses related to TechMod initiative	(0.07)	—		(7.2)	—
Goodwill and other asset impairment	(0.98)	—		(96.7)	—
Other	(0.02)	(0.15)		(1.6)	(16.6)
Non-operating income before taxes	(1.28)	(1.33)		(126.6)	(142.5)
Income tax expense on non-operating income	0.23	0.31		22.5	32.6
Net non-operating income	(1.05)	(1.02)		(104.1)	(109.9)
Net income	$0.24	$0.09		$23.1	$9.3

Weighted average diluted shares outstanding	98.6	107.1
____________________
(a)    GAAP is defined as accounting principles generally accepted in the United States of America.
(b)    Income from insurance products is the sum of the insurance product margins of the annuity, health and life product lines, less expenses allocated to the insurance product lines. It excludes the income from our fee income business, investment income not allocated to product lines, net expenses not allocated to product lines (primarily holding company expenses) and income taxes. Insurance product margin is management’s measure of the profitability of its annuity, health and life segments’ performance and consists of insurance policy income plus allocated investment income less insurance policy benefits, interest credited, commissions, advertising expense and amortization of acquisition costs.
(c)    Investment income not allocated to product lines represents net investment income less: (i) equity returns credited to policyholder account balances; (ii) the investment income allocated to our product lines; (iii) interest expense on notes payable, investment borrowings and financing arrangements; (iv) expenses related to the funding agreement-backed notes ("FABN") program; and (v) certain expenses related to benefit plans that are offset by special-purpose investment income; plus (vi) the impact of annual option forfeitures related to fixed indexed annuity surrenders. Investment income not allocated to product lines includes investment income on investments in excess of amounts allocated to product lines, investments held by our holding companies, the spread we earn from our federal home loan bank ("FHLB") investment borrowing and FABN programs and variable components of investment income (including call and prepayment income, adjustments to returns on structured securities due to cash flow changes, income (loss) from company-owned life insurance ("COLI") and alternative investments income not allocated to product lines), net of interest expense on corporate debt and financing arrangements. The spread earned from our FHLB investment borrowing and FABN programs includes the investment income on the matched assets less: (i) interest on investment borrowings related to the FHLB investment borrowing program; (ii) interest credited on funding agreements; and (iii) amortization of deferred acquisition costs related to the FABN program.

FINANCIAL SUMMARY (continued)
Management vs. GAAP Measures
(Dollars in millions, except per share data)
(Unaudited)

Shareholders’ equity, excluding accumulated other comprehensive income (loss), and book value per share, excluding accumulated other comprehensive income (loss), are non-GAAP measures that are utilized by management to view the business without the effect of accumulated other comprehensive income (loss) which is primarily attributable to fluctuations in interest rates associated with fixed maturities, available for sale. Management views the business in this manner because the Company has the ability and generally, the intent, to hold investments to maturity and meaningful trends can be more easily identified without the fluctuations. In addition, shareholders' equity excludes net operating loss carryforwards in our non-GAAP return on equity measures as such assets are not discounted and, accordingly, will not provide a return to shareholders until after it is realized as a reduction to taxes that would otherwise be paid. Management believes that excluding this value from the equity component of this measure enhances the understanding of the effect these non-discounted assets have on operating returns.
___________________________________________________________________________________________________

	Quarter ended
	September 30,
	2025	2024
Trailing four quarters:
Net Income	$319.3	$274.2
Net operating income (a non-GAAP financial measure)	433.8	425.2
Net operating income, excluding significant items	399.4	376.9

Average of each of the trailing four quarters average:
Shareholders’ equity	$2,560.6	$2,325.3
Accumulated other comprehensive loss	1,245.2	1,514.4
Shareholders’ equity, excluding accumulated other comprehensive loss	3,805.8	3,839.7

Net operating loss carryforwards	(225.8)	(218.9)
Shareholders' equity, excluding accumulated other comprehensive loss and net operating loss carryforwards	$3,580.0	$3,620.8

Ratios:
Return on equity	12.5%	11.8%
Operating return on equity (a non-GAAP financial measure) (5)	12.1%	11.7%
Operating return on equity, excluding significant items (a non-GAAP financial measure) (5)	11.2%	10.4%

Shareholders’ equity	$2,611.0	$2,687.8
Accumulated other comprehensive loss	1,118.9	1,116.0
Shareholders’ equity, excluding accumulated other comprehensive loss	3,729.9	3,803.8

Basic shares outstanding	95,840,989	103,922,954
Diluted shares outstanding	97,902,763	106,141,800

Book value per share	$27.24	$25.86

Book value per diluted share	$26.67	$25.32
Accumulated other comprehensive loss per diluted share	11.43	10.52
Book value per diluted share, excluding accumulated other comprehensive loss (a non-GAAP financial measure) (2)	$38.10	$35.84

Non-Operating Items
Net investment losses in 3Q25 were $8.8 million, including the favorable change in the allowance for credit losses of $8.0 million. Net investment losses in 3Q24 were $11.1 million, including the favorable change in the allowance for credit losses of $11.6 million.

During 3Q25 and 3Q24, we recognized an increase in earnings of $5.8 million and $12.3 million, respectively, due to the net change in market value of investments.

During 3Q25 and 3Q24, we recognized a decrease in earnings of $(18.1) million and $(127.1) million, respectively, resulting from changes in the estimated fair value of embedded derivative liabilities and market risk benefits related to our fixed indexed annuities. Such amounts include the impacts of changes in market interest rates and equity impacts used to determine the estimated fair values of the embedded derivatives and market risk benefits.

During 3Q25, we incurred $7.2 million of expense related to TechMod, a previously announced three-year project beginning in 2025 to modernize certain elements of our technology.

We recognized a $96.7 million non-operating charge for the impairment of goodwill and other assets related to the acquisitions of Web Benefits Design and DirectPath in 2019 and 2021, respectively. This reflects macroeconomic uncertainty and market conditions including the recent decline in the value of comparable publicly traded companies and revised financial projections for the business.

Other non-operating items in 3Q24 included a charge of $8.3 million primarily related to a 5% workforce reduction and transition costs for outsourcing certain operations activities. In addition, other non-operating items included a decrease in earnings of $3.5 million in 3Q24 for the mark-to-market change in the agent deferred compensation plan liability, which was impacted by changes in the underlying actuarial assumptions used to value the liability. We recognize the mark-to-market change in the estimated value of this liability through earnings as assumptions change.

INVESTMENT PORTFOLIO
(Dollars in millions)

Fixed maturities, available for sale, at amortized cost by asset class as of September 30, 2025 are as follows:

	Investment grade	Below investment grade		Total
Corporate securities	13,543.9	$682.2		$14,226.1
United States Treasury securities and obligations of the United States government and agencies	206.2	—		206.2
States and political subdivisions	3,323.3	23.6		3,346.9
Foreign governments	121.9	—		121.9
Asset-backed securities	1,476.5	70.6		1,547.1
Agency residential mortgage-backed securities	896.0	—		896.0
Non-agency residential mortgage-backed securities	1,297.2	272.5	(a)	1,569.7
Collateralized loan obligations	1,127.4	—		1,127.4
Commercial mortgage-backed securities	2,074.4	103.6		2,178.0
Total	$24,066.8	$1,152.5		$25,219.3
____________________
(a)     Certain structured securities rated below investment grade by Nationally Recognized Statistical Rating Organizations may be assigned a NAIC 1 or NAIC 2 designation based on the cost basis of the security relative to estimated recoverable amounts as determined by the National Association of Insurance Commissioners (NAIC).

As of September 30, 2025, the fair value of CNO’s available for sale fixed maturity portfolio was $23,405.3 million compared with an amortized cost of $25,219.3 million. Net unrealized losses were comprised of gross unrealized gains of $258.1 million and gross unrealized losses of $2,039.1 million as of September 30, 2025. The allowance for credit losses was $33.0 million at September 30, 2025.

Statutory (based on non-GAAP measures) and GAAP Capital Information
The consolidated statutory risk-based capital ratio of our U.S. based insurance subsidiaries was estimated at 380% at September 30, 2025 (adjusted to reflect equal and offsetting timing impacts associated with the reinsurance transaction executed with our Bermuda reinsurance company in October 2025), reflecting estimated 3Q25 statutory operating loss of $5.1 million. There were no insurance company dividends, net of capital contributions, paid to the holding company during 3Q25.

During 3Q25, we repurchased $60.0 million of common stock under our securities repurchase program (including $1.0 million of repurchases settled in 4Q25). We repurchased 1.6 million common shares at an average cost of $38.19 per share. As of

September 30, 2025, we had 95.8 million shares outstanding and had authority to repurchase up to an additional $480.4 million of our common stock. During 3Q25, dividends paid on common stock totaled $16.4 million.

Unrestricted cash and investments held by our holding company were $193.7 million at September 30, 2025 compared to $372.5 million at December 31, 2024.

Book value per common share was $27.24 at September 30, 2025 compared to $24.75 at December 31, 2024. Book value per diluted share, excluding accumulated other comprehensive income (loss) (2), was $38.10 at September 30, 2025 compared to $37.35 at December 31, 2024.

The debt-to-capital ratio was 33.8% and 42.2% at September 30, 2025 and December 31, 2024, respectively. Our debt-to-total capital ratio, excluding accumulated other comprehensive income (loss)(3), was 26.4% and 32.1% at September 30, 2025 and December 31, 2024, respectively. The reduction in the ratios from December 31, 2024 was primarily due to the repayment of the 2025 Notes in 2Q25.

Return on equity for the trailing four quarters ended September 30, 2025 and 2024 was 12.5% and 11.8%, respectively. Operating return on equity, excluding significant items(5), for the trailing four quarters ended September 30, 2025 and 2024 was 11.2% and 10.4%, respectively.

In this news release, CNO includes non-GAAP measures to enhance investors’ understanding of management’s view of the business. The non-GAAP measures are not a substitute for GAAP, but rather a supplement to increase transparency by providing a broader perspective. CNO’s definitions of non-GAAP measures may differ from other companies’ definitions. More detailed information including various GAAP and non-GAAP measurements are located at CNOinc.com in the Investors section under SEC Filings.

CAUTION REGARDING FORWARD-LOOKING STATEMENTS:

This press release may contain forward-looking statements within the meaning of federal securities laws. These prospective statements reflect management’s current expectations, but are not guarantees of future performance. Accordingly, please refer to CNO’s cautionary statement regarding forward-looking statements, and the business environment in which the Company operates, contained in the Company’s Form 10-K for the year ended December 31, 2024 and any subsequent Form 10-Q or Form 10-K on file with the Securities and Exchange Commission and on the Company’s website at CNOinc.com in the Investors section.  CNO specifically disclaims any obligation to update or revise any forward-looking statement because of new information, future developments or otherwise.

EARNINGS RELEASE CONFERENCE CALL WEBCAST:

The Company will host a conference call to discuss results on November 4, 2025 at 11:00 a.m. Eastern Time. During the call, we will be referring to a presentation that will be available at the Investors section of the company's website.

To participate by dial-in, please register at https://www.netroadshow.com/events/login/LE9zwo3l1n8LCba0M35GdCBypZJ59DuLjEa. Upon registering, you will be provided with call details and a registrant ID used to track attendance on the conference call. Reminders will also be sent to registered participants via email.

For those investors who prefer to listen to the call online, we will be broadcasting the call live via webcast. The event can be accessed through the Investors section of the company's website: ir.CNOinc.com. Participants should go to the website at least 15 minutes before the event to register and download any necessary audio software.

ABOUT CNO FINANCIAL GROUP

CNO Financial Group, Inc. (NYSE: CNO) secures the future of middle-income America. CNO provides life and health insurance, annuities, financial services and workforce benefits solutions through our family of brands, including Bankers Life, Colonial Penn, Optavise and Washington National. Our customers work hard to save for the future, and we help protect their health, income and retirement needs with 3.3 million policies and $38.3 billion in total assets. Our 3,300 associates, 4,900 exclusive agents and more than 6,500 independent partner agents guide individuals, families and businesses through a lifetime of financial decisions. For more information, visit CNOinc.com.

CNO FINANCIAL GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF OPERATIONS
(Dollars in millions, except per share data)
(unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2025	2024	2025	2024
Revenues:
Insurance policy income	$658.4	$645.0	$1,960.4	$1,914.9
Net investment income:
General account assets	382.9	366.3	1,136.3	1,019.9
Policyholder and other special-purpose portfolios	116.8	87.6	158.6	312.3
Investment gains (losses):
Realized investment losses	(12.9)	(13.1)	(38.0)	(49.4)
Other investment gains (losses)	9.9	14.3	9.8	41.2
Total investment losses	(3.0)	1.2	(28.2)	(8.2)
Fee revenue and other income	33.6	29.5	117.2	113.4
Total revenues	1,188.7	1,129.6	3,344.3	3,352.3
Benefits and expenses:
Insurance policy benefits	702.1	731.0	1,930.5	1,942.0
Liability for future policy benefits remeasurement loss	(30.8)	7.3	(55.8)	(29.1)
Change in fair value of market risk benefits	(12.4)	(20.9)	(8.0)	(45.6)
Interest expense	56.6	68.0	177.7	192.4
Amortization of deferred acquisition costs and present value of future profits	69.9	64.0	205.9	185.9
Goodwill and other asset impairment	96.7	—	96.7	—
Gain on extinguishment of borrowings related to variable interest entities	—	—	(1.5)	—
Other operating costs and expenses	270.4	269.2	816.8	798.9
Total benefits and expenses	1,152.5	1,118.6	3,162.3	3,044.5
Income before income taxes	36.2	11.0	182.0	307.8
Income tax expense	13.1	1.7	45.6	69.9
Net income	$23.1	$9.3	$136.4	$237.9
Earnings per common share:
Basic:
Weighted average shares outstanding	96,603,000	105,101,000	98,639,000	107,265,000
Net income	$0.24	$0.09	$1.38	$2.22
Diluted:
Weighted average shares outstanding	98,553,000	107,131,000	100,670,000	109,078,000
Net income	$0.24	$0.09	$1.36	$2.18

NOTES
(1)Management believes that an analysis of net income applicable to common stock before: (i) net realized investment gains or losses from sales, impairments and the change in allowance for credit losses, net of taxes; (ii) net change in market value of investments recognized in earnings, net of taxes; (iii) changes in fair value of embedded derivative liabilities and market risk benefits related to our fixed indexed annuities, net of taxes; (iv) fair value changes related to the agent deferred compensation plan, net of taxes; (v) gains or losses related to material reinsurance transactions, net of taxes; (vi) loss on extinguishment of debt, net of taxes; (vii) changes in the valuation allowance for deferred tax assets and other tax items; (viii) costs related to our three-year project to modernize certain elements of our technology ("TechMod") that are incremental to normal spend and will not recur following implementation, net of taxes; (ix) goodwill and other asset impairment expenses; and (x) other non-operating items including earnings attributable to variable interest entities, net of taxes ("net operating income," a non-GAAP financial measure) is important to evaluate the financial performance of the company, and is a key measure commonly used in the life insurance industry. The income tax expense or benefit allocated to the items included in net non-operating income (loss) represents the current and deferred income tax expense or benefit allocated to the items included in non-operating earnings. Management believes this information helps provide a better understanding of the business and a more meaningful analysis of results of our insurance product lines. A reconciliation of net operating income to net income applicable to common stock is provided in the table on page 2. Additional information concerning this non-GAAP measure is included in our periodic filings with the Securities and Exchange Commission that are available on CNO's website, CNOinc.com, in the Investors section under SEC Filings.
(2)Book value per diluted share reflects the potential dilution that could occur if outstanding stock options were exercised and restricted stock and performance units were vested. The dilution from options, restricted shares and performance units is calculated using the treasury stock method. Under this method, we assume the proceeds from the exercise of the options (or the unrecognized compensation expense with respect to restricted stock and performance units) will be used to purchase shares of our common stock at the closing market price on the last day of the period. In addition, the calculation of this non-GAAP measure differs from the corresponding GAAP measure because accumulated other comprehensive income (loss) has been excluded from the value of capital used to determine this measure. Management believes this non-GAAP measure is useful because it removes the volatility that arises from changes in the unrealized appreciation (depreciation) of our investments.
(3)The calculation of this non-GAAP measure differs from the corresponding GAAP measure because accumulated other comprehensive income (loss) has been excluded from the value of capital used to determine this measure. Management believes this non-GAAP measure is useful because it removes the volatility that arises from changes in the unrealized appreciation (depreciation) of our investments.
(4)Measured by new annualized premiums for life and health products, which includes 10% of single premium whole life deposits and 100% of all other premiums (excluding annuities). Sales of third-party products are excluded.
(5)Operating return on equity and operating return on equity, excluding significant items are calculated as follows: (i) operating return on equity is equal to the trailing four quarters of net operating income(1) divided by average shareholders' equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards, for the trailing four quarters; and (ii) operating return on equity, excluding significant items is equal to the trailing four quarters of net operating income(1), excluding significant items, divided by average shareholders' equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards, for the trailing four quarters.

The following summarizes: (i) net operating income; (ii) significant items; (iii) net operating income, excluding significant items; and (iv) net income (loss) (dollars in millions):

					Net operating
				Net operating	income,
				income,	excluding		Net
				excluding	significant		income -
	Net operating	Significant		significant	items - trailing	Net	trailing
	income	items		items (a)	four quarters	income (loss)	four quarters
4Q23	$133.9	$(26.4)	(b)	$107.5	$312.8	$36.3	$276.5
1Q24	57.5	—		57.5	311.7	112.3	389.6
2Q24	114.6	—		114.6	364.0	116.3	432.2
3Q24	119.2	(21.9)	(c)	97.3	376.9	9.3	274.2
4Q24	138.0	3.1	(d)	141.1	410.5	182.9	420.8
1Q25	81.1	(5.3)	(e)	75.8	428.8	21.5	330.0
2Q25	87.5	—		87.5	401.7	91.8	305.5
3Q25	127.2	(32.2)	(f)	95.0	399.4	23.1	319.3

(a) See note (6) for additional information.

(b) Comprised of $33.9 million of the net favorable impact arising from our comprehensive annual actuarial review, net of tax expense of $7.5 million.

(c) Comprised of $31.2 million of the net favorable impact arising from our comprehensive annual actuarial review and $2.9 million of the unfavorable impact related to a fixed asset impairment, net of tax expense of $6.4 million.

(d) Comprised of $3.9 million of the unfavorable impact arising from our comprehensive annual actuarial review, net of tax expense of $0.8 million.

(e) Comprised of $6.8 million of the favorable impact of an out-of-period adjustment which decreased reserves, net of tax expense of $1.5 million.

(f) Comprised of $41.3 million of the net favorable impact arising from our comprehensive annual actuarial review, net of tax expense of $9.1 million.

A reconciliation of pre-tax operating earnings (a non-GAAP financial measure) to net income is as follows (dollars in millions):

	Trailing four quarters
	3Q25	3Q24
Pre-tax operating earnings (a non-GAAP financial measure)	$553.6	$549.0
Income tax expense	(119.8)	(123.8)
Net operating income	433.8	425.2
Non-operating items:
Net realized investment losses from sales, impairments and change in allowance for credit losses	(78.9)	(36.2)
Net change in market value of investments recognized in earnings	9.0	38.2
Changes in fair value of embedded derivative liabilities and market risk benefits	30.1	(170.9)
Fair value changes related to the agent deferred compensation plan	6.6	(10.3)
Expenses related to TechMod initiative	(10.4)	—
Goodwill and other asset impairment	(96.7)	—
Other	0.8	(15.9)
Non-operating loss before taxes	(139.5)	(195.1)
Income tax benefit on non-operating loss	25.0	44.1
Net non-operating loss	(114.5)	(151.0)
Net income	$319.3	$274.2

A reconciliation of consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) to common shareholders’ equity, is as follows (dollars in millions):

	1Q23	2Q23	3Q23	4Q23
Consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards
(a non-GAAP financial measure)	$3,543.8	$3,603.0	$3,744.2	$3,712.8
Net operating loss carryforwards	152.4	126.3	102.6	79.6
Accumulated other comprehensive loss	(1,664.4)	(1,733.5)	(1,956.7)	(1,576.8)
Common shareholders' equity	$2,031.8	$1,995.8	$1,890.1	$2,215.6

	1Q24	2Q24	3Q24	4Q24
Consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards
(a non-GAAP financial measure)	$3,536.8	$3,596.7	$3,529.9	$3,810.0
Net operating loss carryforwards	311.2	296.5	273.9	76.6
Accumulated other comprehensive loss	(1,480.3)	(1,464.3)	(1,116.0)	(1,371.4)
Common shareholders' equity	$2,367.7	$2,428.9	$2,687.8	$2,515.2

	1Q25	2Q25	3Q25
Consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards
(a non-GAAP financial measure)	$3,498.9	$3,504.3	$3,483.6
Net operating loss carryforwards	295.3	271.1	246.3
Accumulated other comprehensive loss	(1,239.1)	(1,252.7)	(1,118.9)
Common shareholders' equity	$2,555.1	$2,522.7	$2,611.0

A reconciliation of consolidated capital, excluding accumulated other comprehensive loss and net operating loss carryforwards (a non-GAAP financial measure) to common shareholders’ equity, is as follows (dollars in millions):

	Trailing four quarter average
	3Q25	3Q24
Consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards
(a non-GAAP financial measure)	$3,580.0	$3,620.8
Net operating loss carryforwards	225.8	218.9
Accumulated other comprehensive loss	(1,245.2)	(1,514.4)
Common shareholders' equity	$2,560.6	$2,325.3

(6)    The tables below summarize the financial impact of significant items on our net operating income for the quarters during the nine months ended September 30, 2025 and the year ended December 31, 2024 that had significant items impacting our net operating income. Management believes that identifying the impact of these items enhances the understanding of our operating results (dollars in millions, except per share data).

	Three months ended
	September 30, 2025
	Actual results	Significant items		Excluding significant items
Insurance product margin
Annuity margin	$72.9	$(16.6)	(a)	$56.3
Health margin	157.0	(21.1)	(a)	135.9
Life margin	70.6	(3.6)	(a)	67.0
Total insurance product margin	300.5	(41.3)		259.2
Allocated expenses	(151.0)	—		(151.0)
Income from insurance products	149.5	(41.3)		108.2
Fee income	(3.9)	—		(3.9)
Investment income not allocated to product lines	39.5	—		39.5
Expenses not allocated to product lines	(22.3)	—		(22.3)
Operating earnings before taxes	162.8	(41.3)		121.5
Income tax (expense) benefit on operating income	(35.6)	9.1		(26.5)
Net operating income	$127.2	$(32.2)		$95.0

Net operating income per diluted share	$1.29	$(0.33)		$0.96
___________
(a)Comprised of $41.3 million of the net favorable impact arising from our comprehensive annual actuarial review.

	Three months ended
	March 31, 2025
	Actual results	Significant items		Excluding significant items
Insurance product margin
Annuity margin	$54.5	$—		$54.5
Health margin	126.2	—		126.2
Life margin	68.2	(6.8)	(a)	61.4
Total insurance product margin	248.9	(6.8)		242.1
Allocated expenses	(161.2)	—		(161.2)
Income from insurance products	87.7	(6.8)		80.9
Fee income	(0.8)	—		(0.8)
Investment income not allocated to product lines	38.0	—		38.0
Expenses not allocated to product lines	(20.3)	—		(20.3)
Operating earnings before taxes	104.6	(6.8)		97.8
Income tax (expense) benefit on operating income	(23.5)	1.5		(22.0)
Net operating income	$81.1	$(5.3)		$75.8

Net operating income per diluted share	$0.79	$(0.05)		$0.74
___________
(a)Comprised of $6.8 million of the favorable impact of an out-of-period adjustment, which decreased reserves.

	Three months ended
	December 31, 2024
	Actual results	Significant items		Excluding significant items
Insurance product margin
Annuity margin	$55.0	$—		$55.0
Health margin	130.1	3.9	(a)	134.0
Life margin	68.0	—		68.0
Total insurance product margin	253.1	3.9		257.0
Allocated expenses	(146.1)	—		(146.1)
Income from insurance products	107.0	3.9		110.9
Fee income	20.6	—		20.6
Investment income not allocated to product lines	65.3	—		65.3
Expenses not allocated to product lines	(19.0)	—		(19.0)
Operating earnings before taxes	173.9	3.9		177.8
Income tax (expense) benefit on operating income	(35.9)	(0.8)		(36.7)
Net operating income	$138.0	$3.1		$141.1

Net operating income per diluted share	$1.31	$0.03		$1.34
___________
(a)Comprised of $3.9 million of the unfavorable impact arising from our comprehensive annual actuarial review.

	Three months ended
	September 30, 2024
	Actual results	Significant items (a)		Excluding significant items
Insurance product margin
Annuity margin	$91.1	$(36.2)	(b)	$54.9
Health margin	127.8	4.3	(b)	132.1
Life margin	63.3	0.7	(b)	64.0
Total insurance product margin	282.2	(31.2)		251.0
Allocated expenses	(153.0)	—		(153.0)
Income from insurance products	129.2	(31.2)		98.0
Fee income	(2.7)	—		(2.7)
Investment income not allocated to product lines	45.5	—		45.5
Expenses not allocated to product lines	(18.5)	2.9	(c)	(15.6)
Operating earnings before taxes	153.5	(28.3)		125.2
Income tax (expense) benefit on operating income	(34.3)	6.4		(27.9)
Net operating income	$119.2	$(21.9)		$97.3

Net operating income per diluted share	$1.11	$(0.19)		$0.92
___________
(a)Significant items impacting the health margin were revised from $8.2 million reported in September 30, 2024 to $4.3 million.
(b)Comprised of $31.2 million of net favorable impact arising from our comprehensive annual actuarial review.
(c)Comprised of $2.9 million of the unfavorable impact related to a fixed asset impairment.

For further information:

CNO News Media
Valerie Dolenga
Valerie.Dolenga@CNOinc.com

CNO Investor Relations
Adam Auvil
Adam.Auvil@CNOinc.com